UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

Peet’s Coffee & Tea, Inc.

(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

0-32233 (Commission File Number)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue

Emeryville, California 94608-3520
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01. Other Events.

Supplement to Prior Notice of Settlement of Consolidated Shareholder Class Action

As previously reported in a Current Report on Form 8-K filed on October 17, 2012, on October 5, 2012, the Superior Court of the State of California, County of Alameda, by the Honorable Wynn S. Carvill in Department 21 of that Court, approved an order (“Order”) preliminarily approving the settlement of the consolidated shareholder class action in the Superior Court of the State of California, County of Alameda that had challenged the consummation of the proposed transaction described in the July 23, 2012 Agreement and Plan of Merger among Peet’s Coffee and Tea, Inc. (“Peet’s”), JAB Holdings (“JAB”) and Panther Merger Co. (“Merger Sub”), pursuant to which Merger Sub would merge with Peet’s and holders of Peet’s common stock would receive $73.50 in cash per share of Peet’s common stock.

Attached to the Order as Exhibit A was the Notice of Pendency and Proposed Settlement of Class Action and Settlement Hearing, which the Court also approved. A copy of this Notice was attached as Exhibit 99.1 to Peet’s Current Report on Form 8-K filed on October 17, 2012.

The Order also required that we post a copy of the Stipulation of Settlement and its exhibits. Accordingly, a copy of the Stipulation of Settlement (and Exhibits A to D thereto) and Amendment No. 1 to October 1, 2012, Stipulation of Settlement (and an Amended Exhibit D thereto) are attached as Exhibits 99.1 and 99.2 hereto.

SECTION 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stipulation of Settlement (and Exhibits A to D thereto), dated October 1, 2012

99.2	Amendment No. 1 to October 1, 2012, Stipulation of Settlement (and an Amended Exhibit D thereto), dated October 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Date: November 2, 2012	By:	/s/ Isobel A. Jones
Isobel A. Jones
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Stipulation of Settlement (and Exhibits A to D thereto), dated October 1, 2012

99.2	Amendment No. 1 to October 1, 2012, Stipulation of Settlement (and an Amended Exhibit D thereto), dated October 4, 2012